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                        UNITED COMMUNITY FINANCIAL CORP.


                                   EXHIBIT 11
                                   ----------


                    COMPUTATIONS OF EARNINGS PER COMMON SHARE


                                                     Three Months Ended                      Nine Months Ended
                                                       September 30,                           September 30,
                                               -------------------------------           --------------------------
                                                   2001              2000                  2001            2000
                                               -------------      ------------           ----------      ----------
                                                       (In thousands,                         (In thousands,
                                                   except per share data)                 except per share data)

BASIC EARNINGS PER SHARE:
Net income applicable to common stock               $ 3,964           $ 3,089            $  10,106          $9,161

Weighted average common shares outstanding           31,921            33,252               32,307          33,205
                                               -------------      ------------           ----------      ----------
Basic earnings per share                            $  0.12           $  0.09              $  0.31          $ 0.27
                                               =============      ============           ==========      ==========

DILUTED EARNINGS PER SHARE:
Net income applicable to common stock               $ 3,964           $ 3,089              $10,106          $9,161
Weighted average common shares outstanding           31,921            33,252               32,307          33,205
Dilutive effect of restricted stock                     185               841                  181             859
Dilutive effect of stock options                         91                 -                   29               -
                                               -------------      ------------           ----------      ----------
Weighted average common shares outstanding
     for dilutive computation                        32,197            34,093               32,517          34,064
                                               -------------      ------------           ----------      ----------
Diluted earnings per share                           $ 0.12            $ 0.09               $ 0.31           $0.27
                                               =============      ============           ==========      ==========












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